UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) November 15, 2005

NOMURA ASSET ACCEPTANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-126812 (Commission File Number)	13-3672336 (IRS Employer ID Number)

2 World Financial Center, Building B New York, New York	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(212) 667-1888

No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.

Financial Statements, Pro Forma Financial.

Filing of Computational Materials

Pursuant to Rule 424(b) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Nomura Asset Acceptance Corp. (the “Company”) is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-S4.

In connection with the offering of the Nomura Asset Acceptance Corporation., Alternative Loan Trust, Series 2005-S4, Nomura Securities International. (“NSI”), as underwriter of the Certificates, has prepared certain materials (the “Computational Materials”) for distribution to their potential investors.  Although the Company provided NSI with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following:  yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

The Computational Materials are attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOMURA ASSET ACCEPTANCE CORP.

By: /s/ John P. Graham

Name: John P. Graham

Title: Managing Director

Dated: November 15, 2005

Exhibit Index

Exhibit

Page

99.1

Computational Materials

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